Exhibit 5.1

CUMBERLAND HOUSE
9TH FLOOR
1 VICTORIA STREET
HAMILTON HM 11
BERMUDA
T: (441) 295-4630
F: (441) 292-7880
WWW.CHW.COM

31 July 2014

Quartet Holdco Ltd.

9th Floor

Cumberland House

1 Victoria Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: Quartet Holdco Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”) pursuant to which the Company is registering, under the Securities Act of 1933 (as amended), (i) 13,709,938 common shares of par value US$0.0001 each in the capital of the Company (“Common Shares”), (ii) 420,000 purchase options (the “Purchase Options”) exercisable for up to 462,000 Common Shares and (iii) the 462,000 Common Shares issuable upon exercise of the Purchase Options to be issued pursuant to the Prospectus constituting part of the Registration Statement, as described therein (the Common Shares referred to in (i) and (ii) above being referred to herein as the “Shares”).

For the purposes of giving this opinion we have examined and relied upon such documents as we have deemed necessary in order to render the opinions set forth below (including the documents listed (and defined) in the Schedule to this opinion) and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

Assumptions

We have assumed (without making any investigation thereof):

(a)	the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that each of the documents that was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Registration Statement and other documents reviewed by us, and that such representations have not since such review been materially altered; and

(d)	that, save as referred to herein, there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

Reservations

(a)	We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Bermuda. This opinion is limited to Bermuda law and is given on the basis of the current law and practice in Bermuda. We are rendering this opinion as of the time that the Registration Statement becomes effective.

(b)	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

(c)	“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company, that no shareholder shall be (i) obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise and (ii) bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Opinion

We have made such examination of the laws of Bermuda as currently applied by the courts of Bermuda as in our judgement is necessary for the purpose of this opinion. Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that the Shares will, upon payment for and delivery of the Shares as contemplated by the Registration Statement, be duly authorised and validly issued, fully paid and non-assessable.

Disclosure

This opinion is addressed to you in connection with the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the issue of the Shares as described in the Registration Statement. We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement and we hereby consent thereto.

This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

Yours faithfully,

/s/ Jonathan Betts

duly authorised for and on behalf of

COX HALLETT WILKINSON LIMITED

Schedule

1.	Copies of the certificate of incorporation, the memorandum of association and bye-laws of the Company certified by the secretary of the Company on 14 July 2014 (collectively referred to as the “Constitutional Documents”).

2.	Copies of unanimous written resolutions of the board of directors of the Company effective on 29 April 2014 (the “Resolutions”).